LETTER OF TRANSMITTAL
                       TO TENDER SHARES OF COMMON STOCK
                                      OF

                               CTA INCORPORATED
                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED NOVEMBER 26, 1997

THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, ROCKVILLE, MARYLAND TIME, ON WEDNESDAY, DECEMBER 31, 1997, UNLESS THE OFFER IS EXTENDED.

               TO:  CAPITOL SECURITIES MANAGEMENT, INCORPORATED


         BY MAIL, HAND OR OVERNIGHT DELIVERY: BY FACSIMILE TRANSMISSION 8301 Greensboro Drive, Suite 150 FACSIMILE: (703) 821-7586
         McLean, VA  22102         CONFIRM BY TELEPHONE:  (800) 878-2010


 DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS
       SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO CAPITOL.

                   NOTE: SIGNATURES MUST BE PROVIDED BELOW.
          PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE
         ACCOMPANYING INSTRUCTIONS, CAREFULLY BEFORE CHECKING ANY BOX

                                       DESCRIPTION OF SHARES TENDERED
                                         (SEE INSTRUCTIONS 2 AND 3)

NAME(S) AND ADDRESS(ES) OF
REGISTERED HOLDER(S)
(PLEASE FILL IN EXACTLY AS
NAME(S) APPEAR(S)                               SHARES TENDERED
ON CERTIFICATE(S))                (ATTACH ADDITIONAL SIGNED LIST IF NECESSARY)
                                      TOTAL NUMBER
                                        OF SHARES                  NUMBER  OF
          CERTIFICATE                REPRESENTED BY                  SHARES
           NUMBER(S)*                CERTIFICATE(S)*               TENDERED**




                         TOTAL SHARES

Indicate in this box the order (by certificate number) in which Shares are to be purchased in the event of proration. (Attach an additional signed list if necessary.)  See Instruction 10.
        1{st}                            2{nd}                        3{rd}

        4{th}                             5{th}

   * Need not be completed by stockholders tendering Shares by book-entry transfer.
**     Unless otherwise indicated,  it  will  be assumed that all Shares represented by each Share certificate delivered to Capitol are being tendered hereby. See Instruction 3.

                                   ODD LOTS
                              (SEE INSTRUCTION 6)

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who was, as of the close of business on November 24, 1997, and who continues to be at the Expiration Date, the record or beneficial owner of an aggregate of ninety-nine or fewer Shares and elects to have all of his or her Shares purchased without proration.

The undersigned either (check one box):
( owned beneficially, as of the close of business on November 24, 1997, and continues to own beneficially at the Expiration Date, an aggregate of ninety-nine or fewer Shares, all of which are being tendered; or

(    is a broker, dealer, commercial bank,  trust company or other nominee that
     (i) is tendering, for the beneficial owner thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on November 24, 1997, and continues to own beneficially at the Expiration Date, an aggregate of ninety-nine or fewer Shares and is tendering all of his or her Shares.

Ladies and Gentlemen:

      The undersigned hereby tenders to CTA Incorporated, a Colorado corporation (the "Company"), the above-described shares of its common stock, par value $.01 per share (the "Shares"), at the price per Share of $10.10 net to the seller in cash, (the "Purchase Price") upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 26, 1997 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

      Subject to, and effective upon, acceptance for payment of and payment for the Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the Shares that are being tendered hereby or orders the registration of such Shares tendered by book-entry transfer that are purchased pursuant to the Offer to or upon the order of the Company and hereby irrevocably constitutes and appoints Capitol the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

      (i) deliver certificates for such Shares, or transfer ownership of such Shares on the account books maintained by Capitol, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company upon receipt by Capitol, as the undersigned's agent, of the Purchase Price with respect to such Shares;

      (ii) present certificates for such Shares for cancellation and transfer on the books of the Company; and

      (iii) receive  all  benefits  and   otherwise   exercise  all  rights  of
            beneficial ownership of such Shares, all in accordance with the terms of the Offer.

      The undersigned hereby represents and warrants to the Company that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that, when and to the extent the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by Capitol or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Shares.

      The  undersigned  represents  and  warrants  to   the  Company  that  the
undersigned has read and agrees to all of the terms of the Offer. All authority herein conferred or agreed to be conferred shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

      The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the Instructions will constitute the undersigned's representation and warranty to the Company that (i) the undersigned has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) the tender of such Shares complies with Rule 14e-4. The Company's acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

      The names and addresses of the registered holders should be printed, if they are not already printed above, exactly as they appear on the certificates representing Shares tendered hereby, if applicable. The certificate numbers, the number of Shares represented by such certificates and the number of Shares that the undersigned wishes to tender should be indicated in the appropriate boxes on this Letter of Transmittal.

      The undersigned understands that upon the terms and subject to the conditions of the Offer, the Company will pay $10.10 per Share for up to 200,000 Shares validly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered. The undersigned understands that all Shares validly tendered and not withdrawn will be purchased at the Purchase Price upon the terms and subject to the conditions of the Offer, including its proration provisions, and that the Company will return promptly all other Shares, including Shares not purchased because of proration.

      The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer or may not be required to purchase any of the Shares tendered hereby or may accept for payment fewer than all of the Shares tendered hereby.

      Please issue and mail the check for the Purchase Price of any Shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and/or return any Shares (and accompanying documents, as appropriate) not tendered or not purchased, in the name(s) of the undersigned and mail to the undersigned at the address shown below the undersigned's signature.

                               PLEASE SIGN HERE

                     (TO BE COMPLETED BY ALL STOCKHOLDERS)



----------------------------------------------------------------------------
                          (Signature(s) of Owner(s))

Dated----------------------------------,1997

Name(s)--------------------------------

       --------------------------------
                 (Please Print)

Capacity (full title)-----------------------------------------------


Address-------------------------------------------------------------

                              (Include Zip Code)

Area Code and
Telephone No.------------------------------------------------------


      (Must be signed by registered holder(s) exactly as name(s) appear(s) on Share certificate(s) or on accounts of Capitol or on a security position listing. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1. DELIVERY OF LETTER OF TRANSMITTAL AND SHARE CERTIFICATES. To tender Shares validly pursuant to the Offer the tendering stockholder must deliver a properly completed and duly executed Letter of Transmittal or photocopy thereof and any other documents required by the Letter of Transmittal prior to the Expiration Date to Capitol at its address set forth on the front page of this Letter of Transmittal (by mail, by hand or by facsimile). In the event a stockholder holds Shares in certificate form, such stockholder should deliver to Capitol the Letter of Transmittal along with the certificate(s) for such Shares.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY CAPITOL. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

      No alternative or contingent tenders will be accepted. By executing this Letter of Transmittal (or facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.

      2. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

      3. PARTIAL TENDERS (NOT APPLICABLE TO STOCKHOLDERS WHO TENDER BY BOOK-ENTRY TRANSFER). If fewer than all the Shares represented by any certificate delivered to Capitol are to be tendered, fill in the number of Shares that are to be tendered in the box entitled "Number of Shares Tendered." In such case, a new certificate for the Shares not purchased by the Company in the Offer will be sent to the person(s) signing this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to Capitol will be deemed to have been tendered unless otherwise indicated.

      4. SIGNATURES ON LETTER OF TRANSMITTAL. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signatures(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

      If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

      If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimiles thereof) as there are different registrations of certificates.

      If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

      5. STOCK TRANSFER TAXES. Except as provided in this Instruction, the Company will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the aggregate Purchase Price is to be made to, or Shares not tendered or not purchased are to be registered in the name of, any person other than the registered holder(s), or if tendered Shares are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. See Section 5 of the Offer to Purchase. Except as provided in this Instruction 5, it will not be necessary to affix transfer tax stamps to the certificates representing Shares tendered hereby.

      6. ODD LOTS. As described in Section 1 of the Offer to Purchase, if fewer than all Shares validly tendered and not withdrawn prior to the Expiration Date are to be purchased, the Shares purchased first will consist of all Shares validly tendered and not withdrawn by any stockholder who owned of record or beneficially, as of the close of business on November 24, 1997, and continues to own of record or beneficially at the Expiration Date, an aggregate of ninety-nine or fewer Shares, and who validly tendered all such Shares (partial tenders of Shares will not qualify for this preference) and completed the box captioned "Odd Lots" in this Letter of Transmittal.

      7. SUBSTITUTE FORM W-9. To prevent backup federal income tax withholding equal to 31% of the gross payments payable pursuant to the Offer, each stockholder who does not otherwise establish an exemption from backup withholding must notify Capitol of such stockholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing, under penalties of perjury, the Substitute Form W-9 included in the Letter of Transmittal.

      8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance may be directed to Capitol at its telephone number and address listed below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or other tender offer materials may likewise be directed to Capitol, and such copies will be furnished promptly at the Company's expense.

      9. IRREGULARITIES. All questions as to the Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Shares that it determines are not in proper form or the acceptance for payment of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Shares or by any particular stockholder, and the Company's interpretation of the terms of the Offer (including these Instructions) will be final and binding on all parties. No tender of Shares will be deemed to be validly made until all defects or irregularities have been cured or waived. Neither the Company, Capitol, nor any other person is or will be under any duty to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

      10. ORDER OF PURCHASE IN EVENT OF PRORATION. As described in Section 1 of the Offer to Purchase, stockholders tendering Shares in certificate form may designate the order of priority in which their Shares are to be purchased in the event of proration. The order of purchase may have an effect on the United States federal income tax consequences of any gain or loss on the Shares purchased. See Sections 1 and 14 of the Offer to Purchase.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF) TOGETHER WITH SHARE CERTIFICATES, OR CONFIRMATION OF BOOK-ENTRY TRANSFER TOGETHER WITH THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY CAPITOL PRIOR TO THE EXPIRATION DATE. STOCKHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED SUBSTITUTE FORM W-9 WITH THEIR LETTER OF TRANSMITTAL.